NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Matt Downing/Julia Hornack
Mayfield Village, Ohio 44143	(440) 395-4222/(440) 395-2164
http://www.progressive.com

PROGRESSIVE REPORTS JANUARY RESULTS

MAYFIELD VILLAGE, OHIO -- February 18, 2015 -- The Progressive Corporation (NYSE:PGR) today reported the following results for January 2015:

(millions, except per share amounts and ratios; unaudited)	January	January	Change
	2015	2014

Net premiums written	$1,773.6	$1,578.4	12%
Net premiums earned	$1,770.0	$1,674.5	6%
Net income	$89.4	$155.8	(43)%
Per share	$0.15	$0.26	(42)%
Total pretax net realized gains (losses) on securities
(including net impairment losses)	$(7.2)	$75.1	(110)%
Combined ratio	93.1	91.7	1.4 pts.
Average diluted equivalent shares	591.4	598.7	(1)%

(thousands; unaudited)	January	January	Change
	2015	2014
Policies in Force:
Agency – auto	4,726.9	4,838.4	(2) %
Direct – auto	4,551.4	4,253.3	7%
Total personal auto	9,278.3	9,091.7	2%
Total special lines	4,027.1	3,977.8	1%
Total Personal Lines	13,305.4	13,069.5	2%
Total Commercial Lines	515.8	510.1	1%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and recreational vehicles. Our Commercial Lines business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned/operated predominately by small businesses.

See the “Comprehensive Income Statements” and “Supplemental Information” for further year-to-date information and the "Monthly Commentary" at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPREHENSIVE INCOME STATEMENTS
January 2015
(millions)
(unaudited)

	January[1]
	2015	2014	% Change

Net premiums written	$1,773.6	$1,578.4	12

Revenues:
Net premiums earned	$1,770.0	$1,674.5	6
Investment income	32.3	32.6	(1)
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	0	0	0
Non-credit losses, net of credit losses recognized
on previously recorded non-credit OTTI losses	0	0	0
Net impairment losses recognized in earnings	0	0	0
Net realized gains (losses) on securities	(7.2)	75.1	(110)
Total net realized gains (losses) on securities	(7.2)	75.1	(110)
Fees and other revenues	27.0	27.1	0
Service revenues	7.2	3.4	112
Total revenues	1,829.3	1,812.7	1

Expenses:
Losses and loss adjustment expenses	1,284.9	1,199.6	7
Policy acquisition costs	144.5	141.0	2
Other underwriting expenses	245.8	221.9	11
Investment expenses[2]	2.4	1.4	71
Service expenses	6.8	3.7	84
Interest expense	10.2	8.9	15
Total expenses	1,694.6	1,576.5	7

Income before income taxes	134.7	236.2	(43)
Provision for income taxes	45.3	80.4	(44)
Net income	89.4	155.8	(43)

Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities:
Net non-credit related OTTI losses, adjusted for
valuation changes	0	0	0
Other net unrealized gains (losses) on securities	1.3	(62.0)	(102)
Total net unrealized gains (losses) on securities	1.3	(62.0)	(102)
Net unrealized gains (losses) on forecasted transactions[2]	(8.5)	(0.1)	8,400
Foreign currency translation adjustment	(0.1)	(0.1)	0
Other comprehensive income (loss)	(7.3)	(62.2)	(88)
Total comprehensive income	$82.1	$93.6	(12)

1For a description of our reporting and accounting policies, see Note 1 to our 2013 audited consolidated financial statements included in our 2013 Shareholders' Report, which can be found at www.progressive.com/annualreport.

2 See the "Monthly Commentary" at the end of this release for further discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
COMPUTATION OF NET INCOME AND COMPREHENSIVE INCOME PER SHARE
&
INVESTMENT RESULTS
January 2015
(millions – except per share amounts)
(unaudited)

The following table sets forth the computation of net income per share and comprehensive income per share:

	January
	2015	2014

Net income	$89.4	$155.8
Per share:
Basic	0.15	0.26
Diluted	0.15	0.26

Comprehensive income	$82.1	$93.6
Per share:
Diluted	0.14	0.16

Average shares outstanding - Basic	588.1	595.2
Net effect of dilutive stock-based compensation	3.3	3.5
Total equivalent shares - Diluted	591.4	598.7

The following table sets forth the investment results for the period:
	January
	2015	2014
Fully taxable equivalent (FTE) total return:
Fixed-income securities	0.6%	0.7%
Common stocks	(2.8) %	(3.4) %
Total portfolio	0.2%	0.1%

Pretax annualized investment income book yield	2.2%	2.4%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
January 2015
($ in millions)
(unaudited)

January
				Commercial
	Personal Lines Business			Lines	Other	Companywide
	Agency	Direct	Total	Business	Businesses[1]	Total
Net Premiums Written	$824.9	$756.5	$1,581.4	$192.2	$0	$1,773.6
% Growth in NPW	7%	17%	12%	18%	NM	12%
Net Premiums Earned	$855.4	$736.7	$1,592.1	$177.9	$0	$1,770.0
% Growth in NPE	2%	10%	6%	6%	NM	6%

GAAP Ratios
Loss/LAE ratio	73.3	75.8	74.4	56.2	NM	72.6
Expense ratio	19.6	21.3	20.4	21.9	NM	20.5
Combined ratio	92.9	97.1	94.8	78.1	NM	93.1

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$5.6
Current accident year						(1.2)
Calendar year actuarial adjustment	$2.9	$(1.1)	$1.8	$2.6	$0	$4.4

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$5.6
All other development						27.9
Total development						$33.5

Calendar year loss/LAE ratio						72.6
Accident year loss/LAE ratio						74.5

Statutory Ratios
Loss/LAE ratio						72.6
Expense ratio						20.4
Combined ratio						93.0

Statutory Surplus						$6,507.5

NM = Not Meaningful

1 The other businesses generated an underwriting profit of $0.3 million. Ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

2 Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES
BALANCE SHEET AND OTHER INFORMATION
(millions - except per share amounts)
(unaudited)

January
2015
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $13,395.5)	$13,656.0
Equity securities:
Nonredeemable preferred stocks[1](cost: $611.0)	850.3
Common equities (cost: $1,280.2)	2,401.0
Short-term investments (amortized cost: $2,762.4)	2,762.4
Total investments[2]	19,669.7
Net premiums receivable	3,535.3
Deferred acquisition costs	454.3
Other assets[3]	2,754.5
Total assets	$26,413.8

Unearned premiums	$5,444.7
Loss and loss adjustment expense reserves[3]	8,875.9
Other liabilities[2]	2,129.5
Dividends payable	404.1
Debt[4]	2,559.8
Shareholders' equity	6,999.8
Total liabilities and shareholders' equity	$26,413.8

Common shares outstanding	588.9
Shares repurchased - January[5]	0.7
Average cost per share	$27.01
Book value per share	$11.89
Trailing 12-month return on average shareholders' equity
Net income	17.9%
Comprehensive income	19.8%
Net unrealized pretax gains (losses) on investments	$1,574.2
Increase (decrease) from December 2014	$2.0
Debt-to-total capital ratio	26.8%
Fixed-income portfolio duration	1.6 years
Weighted average credit quality	A+
Year-to-date Gainshare factor	0.61

1 As of January 31, 2015, we held certain hybrid securities and recognized a change in fair value of $46.4 million as a realized gain during the period we held these securities.

2 At January 31, 2015, we had $81.7 million of net unsettled security transactions, including collateral on open derivative positions.

3 Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $1,194.7 million, which are included in "other assets."

4 See the "Monthly Commentary" at the end of this release for further discussion.

5 All repurchases during the month were in conjunction with our incentive compensation plans at the then-current market prices.

Monthly Commentary

•
Disclosure of monthly results often shows more variability in written premium growth rates than disclosure on a quarterly basis. January’s written premium includes the first few days of February, which historically are higher volume days. These days were in fiscal calendar February last year. As such, it may be more prudent to analyze written premium growth on a quarterly basis.

•
On January 26, 2015, we issued $400.0 million of our 3.70% Senior Notes due 2045 (the “3.70% Senior Notes”). We received proceeds of $394.9 million, after deducting underwriter’s discounts and commissions. In addition, we incurred expenses of approximately $0.8 million related to the issuance. Upon issuance of the 3.70% Senior Notes, we also closed a forecasted debt issuance hedge, which was entered into to hedge against a possible rise in interest rates, and recognized a $8.4 million after-tax loss on the forecasted debt issuance hedge, as part of accumulated other comprehensive income (loss); the loss will be recognized as an adjustment to interest expense and amortized over the life of the 3.70% Senior Notes.

Events

We are currently scheduled to release February results on Wednesday, March 18, 2015, before the market opens.

Progressive is scheduled to hold a one-hour conference call to address questions on Wednesday, March 4, 2015, at 9:00 a.m., eastern time, subsequent to the posting of our 2014 Shareholders' Report online and the filing of our 2014 Annual Report on Form 10-K with the SEC. Registration for the teleconference and webcast is available at
http://investors.progressive.com/phoenix.zhtml?c=81824&p=irol-calendar.

About Progressive
The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach it whenever, wherever, and however it’s most convenient—online at http://www.progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive offers insurance for personal and commercial autos and trucks, motorcycles, boats and recreational vehicles, as well as home insurance from select carriers. It’s the fourth largest auto insurer in the country, the largest seller of motorcycle insurance, and a leader in commercial auto insurance. Progressive also offers car insurance online in Australia at http://www.progressiveonline.com.au.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and Service Centers.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the possible failure of one or more governmental, corporate, or other entities to make scheduled debt payments or satisfy other obligations; the potential or actual downgrading by one or more rating agencies of our securities or governmental, corporate, or other securities we hold; the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including reinsurers and other counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to attract and retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for the introduction of products to new jurisdictions, for requested rate changes and the timing thereof and for any proposed acquisitions; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments at the state and federal levels, including, but not limited to, matters relating to vehicle and homeowners insurance, health care reform and tax law changes; the outcome of disputes relating to intellectual property rights; the outcome of litigation or governmental investigations that may be pending or filed against us; weather conditions (including the severity and frequency of storms, hurricanes, floods, snowfalls, hail, and winter conditions); changes in driving patterns, including vehicle usage as influenced by the level of oil and gas prices, among other factors; our ability to accurately recognize and appropriately respond in a timely manner to changes in loss frequency and severity trends; technological advances; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions, and safeguard personal and sensitive information in our possession; our continued access to and functionality of third-party systems that are critical to our business; court decisions, new theories of insurer liability or interpretations of insurance policy provisions and other trends in litigation; changes in health care and auto and property repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.